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                                                                    EXHIBIT 4.25

                          TENTH SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 1, 2001, among Von Hoffmann Press, Inc., a Delaware corporation ("VHP"), Von Hoffmann Corporation, a Delaware corporation ("VHC"), One Thousand Realty & Investment Company, a Delaware corporation ("One Thousand"), Von Hoffmann Graphics, Inc., a Delaware corporation ("VHG"), H&S Graphics, Inc., a Delaware corporation ("H&S"), Preface, Inc., a Delaware corporation ("Preface"), Precision Offset Printing Company, Inc., a Pennsylvania corporation ("Precision"), and HSBC Bank (formerly Marine Midland Bank), as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

          WHEREAS, VHP (as successor in interest to Von Hoffmann Press, Inc., a Missouri corporation) has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 22, 1997, providing for the issuance of an aggregate principal amount of $100,000,000 of 10 3/8% Senior Subordinated Notes due 2007 (the "Notes");

          WHEREAS, each of VHC (as successor in interest to Von Hoffmann Corporation, a Missouri corporation), Mid-Missouri Graphics, Inc., a Delaware corporation ("MMG") (as successor in interest to Mid-Missouri Graphics, Inc., a Missouri corporation), One Thousand (as successor in interest to One Thousand Realty & Investment Company, a Missouri corporation), VHG, H&S, Preface and Precision is a Guarantor under the Indenture;

          WHEREAS, on July 1, 2001, MMG, a wholly-owned subsidiary of VHP, merged with and into VHP with VHP as the surviving corporation of such merger;

          WHEREAS, Article 5 of the Indenture provides that VHP shall not merge with another corporation unless each Guarantor executes and delivers to the Trustee a supplemental indenture pursuant to which each Guarantor confirms that its Notes Guarantee applies to VHP's Obligations under the Notes and the Indenture; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, VHP, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

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          1.   CAPITALIZED TERMS. Capitalized terms used herein without
definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO NOTES GUARANTEES. Each Guarantor hereby confirms that its respective Notes Guarantee shall apply to VHP's Obligations under the Indenture and the Notes.

          3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of VHP or of any Guarantor, as such, shall have any liability for any obligations of VHP or any Guarantor under the Notes, any Notes Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by VHP.


                      [Signatures appear on following page]

                                        2
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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                     VON HOFFMANN PRESS, INC.


                                     By: /s/ Peter C. Mitchell
                                        -------------------------------
                                     Name:  Peter C. Mitchell
                                     Title: Treasurer


                                     VON HOFFMANN CORPORATION


                                     By: /s/ Peter C. Mitchell
                                        -------------------------------
                                     Name:  Peter C. Mitchell
                                     Title: Treasurer


                                     ONE THOUSAND REALTY & INVESTMENT
                                         COMPANY


                                     By: /s/ Peter C. Mitchell
                                        -------------------------------
                                     Name:  Peter C. Mitchell
                                     Title: Treasurer


                                     VON HOFFMANN GRAPHICS, INC.


                                     By: /s/ Peter C. Mitchell
                                        -------------------------------
                                     Name:  Peter C. Mitchell
                                     Title: Treasurer


[Signature Page to Tenth Supplemental Indenture, dated July 1, 2001, among Von Hoffmann Press, Inc., ET. AL., and HSBC Bank, as Trustee]

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                                     H&S GRAPHICS, INC.


                                     By: /s/ Peter C. Mitchell
                                        -------------------------------
                                     Name:  Peter C. Mitchell
                                     Title: Treasurer


                                     PREFACE, INC.


                                     By: /s/ Peter C. Mitchell
                                        -------------------------------
                                     Name:  Peter C. Mitchell
                                     Title: Treasurer


                                     PRECISION OFFSET PRINTING
                                         COMPANY, INC.


                                     By: /s/ Peter C. Mitchell
                                        -------------------------------
                                     Name:  Peter C. Mitchell
                                     Title: Treasurer


                                     HSBC BANK, as Trustee


                                     By: /s/ Frank J. Godino
                                        -------------------------------
                                     Name:  Frank J. Godino
                                     Title: Vice President


[Signature Page to Tenth Supplemental Indenture, dated July 1, 2001, among Von Hoffmann Press, Inc., ET. AL., and HSBC Bank, as Trustee]

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